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                                                                    Exhibit 10.3

                              EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT (the "Agreement"), made as of the 20th day of September, 2001, is entered into by and between Curis, Inc., a Delaware corporation (the "Company"), and Daniel R. Passeri (the "Employee").

      The Company desires to employ the Employee, and the Employee desires to be employed by the Company. In consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Term of Employment. The Company hereby agrees to employ the Employee, and the Employee hereby accepts employment with the Company, upon the terms set forth in this Agreement, for the period commencing on September 20, 2001 (the "Commencement Date") and ending on December 31, 2006 (such period, as it may be extended, the "Employment Period"), unless sooner terminated in accordance with the provisions of Section 4.

      2. Position.

         (a) The Employee shall serve as President and Chief Executive Officer of the Company. The Employee shall have duties and authority consistent with his position as President and Chief Executive Officer and as may be assigned from time to time by the Board of Directors of the Company (the "Board"). The Employee shall report to, and be subject to the supervision of, the Board. The Employee agrees to devote his entire business time to the business and interests of the Company during the Employment Period.
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         (b) During the Employment Period, the Company shall use its best efforts to cause the election of the Employee to the Board. Upon termination of the Employment Period, the Employee shall be deemed to have automatically resigned as a member of the Board; such resignation shall be effective immediately without the requirement of any further written notice.

         (c) The Employee agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the Company.

         (d) The Employee agrees that the Severance Agreement, made as of November 20, 2000, by and between the Company and the Employee is terminated effective immediately.

      3. Compensation and Benefits.

         3.1 Salary. The Company shall pay the Employee, in periodic installments in accordance with the Company's customary payroll practices, a base salary of $325,000 per annum. Such salary shall be subject to annual review by the Board.

         3.2 Bonus. The Employee's annual bonus shall be determined by the Board and shall be based on the achievement of specific objectives established by the Board. Such bonus may be paid in the form of cash or additional shares of common stock of the Company (or options therefor), at the Board's discretion.

         3.3 Fringe Benefits. The Employee shall be entitled to participate in all medical and other benefit programs that the Company establishes and makes available to its employees, if any, to the extent that Employee's position, tenure, salary, age, health and other qualifications make him eligible to participate. The Employee shall be entitled to four weeks paid vacation per year.


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         3.4 Reimbursement of Expenses. The Company shall reimburse the Employee for all reasonable travel, entertainment and other expenses incurred or paid by the Employee in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, upon presentation by the Employee of documentation, expense statements, receipts, vouchers and/or such other supporting information as the Company may request, provided, however, that the maximum amount available for such travel, entertainment and other expenses may be fixed in advance by the Board.

         3.5 Withholding. All salary, bonus and other compensation payable to the Employee shall be subject to applicable withholdings.

      4. Termination of Employment Period.

         (a) The employment of the Employee by the Company pursuant to this Agreement shall terminate upon the expiration of the Employment Period.

         (b) The Company has the right to terminate the Employee's employment under this Agreement, by notice to the Employee in writing at any time (i) for Cause (as defined below), (ii) without Cause for any or no reason, or (iii) due to the Disability (as defined below) of the Employee. Any such termination shall be effective upon the date of such notice to the Employee or such other date as may be specified in such notice.

         (c) Employee's employment under this Agreement shall terminate immediately upon the Employee's death.

         (d) The Employee shall have the right to terminate his employment under this Agreement (i) for any reason or no reason upon sixty (60) days' prior written notice to the Company or (ii) for Good Reason (as defined below) upon thirty (30) days' prior written notice specifying such Good Reason.


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         (e) As used in this Agreement, the terms below shall have the following meanings:

             (i) "Cause" shall mean (a) a good faith finding by the Company that
(i) the Employee has breached this Agreement and has failed to remedy such failure within thirty (30) days after notice thereof to the Employee, or (ii) the Employee has engaged in dishonesty, gross negligence or misconduct, or (b) the conviction of the Employee of, or the entry of a pleading of guilty or nolo contendere by the Employee to, any crime involving moral turpitude or any felony

             (ii) "Good Reason" shall mean (a) any significant diminution in the Employee's position, duties, power or title; (b) any reduction in his annual base salary; (c) any material breach by the Company of this Agreement which is not cured within thirty (30) days after notice of such breach by the Employee to the Company; (d) any requirement by the Company or of any person in control of the Company that the location at which the Employee performs his principal duties for the Company be changed to a new location that is more than forty (40) miles from the current principal location of the Company; or (e) the failure of the Company to obtain a reasonably satisfactory agreement from any successor to the business of the Company to assume and agree to perform this Agreement, as contemplated by Section 10 below.

             (iii) "Disability" shall be deemed to occur if, as a result of the Employee's incapacity due to physical or mental illness, the Employee shall have been absent from the full-time performance of his duties with the Company for six (6) consecutive months.

      5. Compensation upon Termination.

         (a) If the Employment Period is terminated (i) by the Company without Cause, or (ii) by the Employee for Good Reason, then the Company shall (A) pay to the


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Employee his base salary accrued through the date of termination, and (B) pay to the Employee, or his estate, in equal bi-weekly installments over a twelve-month period following such termination, a severance amount equal to his annual base salary as in effect at the time of termination; provided, however, that such severance payments during the second six months of such twelve-month period shall be reduced by the amount of any compensation earned by the Employee as an employee or a consultant for another person or entity during such six-month period.

         (b) If the Employment Period is terminated (i) by the Company for Cause, (ii) by the Employee without Good Reason or (iii) due to the death or Disability of the Employee, the Company shall pay to the Employee his base salary accrued through the date of termination.

         (c) The Employee shall not be required to mitigate the amount of any payment provided for in this Section 5 by seeking other employment or otherwise.

      6. Notices. All notices, instructions, demands, claims, requests and other communications given hereunder or in connection herewith shall be in writing. Any such communication shall be sent either (a) by registered or certified mail, return receipt requested, postage prepaid, or (b) via a reputable nationwide overnight courier service, in each case to the address set forth below. Any such communication shall be deemed to have been delivered two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service.

              To the Company:           Curis, Inc.
                                        61 Moulton Street
                                        Cambridge, Massachusetts 02138
                                        Facsimile: (617) 503-6501
                                        Attention: Chief Financial Officer


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              To the Employee:          Daniel R. Passeri
                                        70 Fox Run
                                        Duxbury, MA 02332

Either party hereto may give any notice, instruction, demand, claim, request or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such communication shall be deemed to have been duly given unless and until it actually is received by the party for which it is intended. Either party hereto may change the address to which notices, instructions, demands, claims, requests and other communications hereunder are to be delivered by giving the other party hereto notice in the manner set forth in this Section 6.

      7. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

      8. Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.

      9. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts.

      10. Successors and Assigns. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and agree to perform this Agreement to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as defined above and any successor to its business or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.


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      11. Miscellaneous.

          11.1 No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

          11.2 The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

          11.3 In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

                                    CURIS, INC.


                                    By:   /s/ George A. Eldridge
                                       ---------------------------------------
                                    Name:  George A. Eldridge
                                    Title:  Chief Financial Officer


                                    EMPLOYEE


                                          /s/ Daniel R. Passeri
                                    ------------------------------------------
                                          Daniel R. Passeri


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